CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information of Neuberger Berman Institutional Liquidity Fund in Post-Effective Amendment Number 1 to the Registration Statement (Form N-1A, No. 333-120168) of Neuberger Berman Institutional Liquidity Series, and to the incorporation by reference of our report dated May 6, 2005, with respect to the financial statements and financial highlights of Neuberger Berman Institutional Cash Fund, a series of Neuberger Berman Institutional Liquidity Series and Institutional Liquidity Portfolio, included in the March 31, 2005 Annual Report of Neuberger Berman Institutional Liquidity Series.

                                                               Ernst & Young LLP


Boston, Massachusetts
July 25, 2005